February 8, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Two Ordinary
Share of Videsh Sanchar Nigam
Limited
(Form F6 File No. 333141889)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Tata Communications Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Videsh
Sanchar  Nigam Limited.

The Prospectus has been revised to reflect the new name from Videsh Sanchar Nigam
Limited to Tata Communications Limited.

EFFECTIVE FEBRUARY 13, 2008, THE
COMPANYS NAME HAS CHANGED TO
TATA COMMUNICATIONS LIMITED.


Please contact me with any questions or
comments at 212 8158365

Vinu Kurian
Vice President
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286